UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Cowlitz Bancorporation
  (Name of Registrant as Specified in Its Charter)

___________________________________________
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customer first banking TM

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS To Be Held May 26, 2006

To the Shareholders of Cowlitz Bancorporation:

Notice is hereby given that the Annual Meeting of Shareholders of Cowlitz Bancorporation will be held at the Monticello Hotel, 1405 17th Avenue, Longview Washington on Friday, May 26, 2006 at 10:00 a.m. local time for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect seven directors to serve until the next annual meeting;

2.	Amendment of the 2003 Stock Incentive Plan;

3.	Any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Those shareholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend in person, we request that you promptly complete, sign, and return the enclosed proxy card.

We look forward to seeing you at our 2006 Annual Meeting.

Sincerely, on behalf of the Board of Directors,

Cowlitz Financial Center
PO Box 1518 / 927 Commerce Avenue
Longview, WA 98632
(360) 423-9800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS MAY 26, 2006

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about April 20, 2006 in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders (the "Meeting") of Cowlitz Bancorporation (the "Company") to be held on Friday, May 26, 2006 and any adjournment of postponement thereof, for the purposes set forth in the accompanying Notice of Meeting and described in more detail herein.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 31, 2006 are entitled to vote at the Meeting. As of March 31, 2006, the Company had 4,772,251 shares of Common Stock issued and outstanding and 351 shareholders of record.

Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present at the Meeting for purposes of determining the existence of a quorum.

Voting by Proxy. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for director and FOR the proposed amendment to the 2003 Stock Incentive Plan.

Please mark, sign, and date the enclosed proxy and return it in the postage-paid envelope provided. If a broker, bank or other nominee holds your shares, follow the instructions on the card ADP Proxy Services sent to you. You are welcome to attend the meeting even if you vote by proxy.

How Votes are Counted. Each share of Common Stock is entitled to one vote on each matter properly presented at the Meeting. The seven nominees receiving the largest number of affirmative votes cast at the Meeting will be elected as directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Abstentions and broker non-votes will not affect the election of directors.

The proposed amendment to the 2003 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy. Abstentions and broker non-votes will not affect approval of the amendment.

Revocation of a Proxy; Voting at the Meeting. Shareholders who execute and submit proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company at the address above, by submitting a proxy bearing a later date, or by casting a ballot at the Meeting.

Attendance at the Meeting will not automatically revoke a proxy. You must request a ballot and vote in person to revoke a prior granted proxy. If a broker, bank or other nominee holds your shares, you will need to contact the nominee to revoke a proxy or change your vote. You will not be able to vote or revoke a proxy at the Meeting if a nominee holds your shares.

Costs of Solicitation. In addition to mailing this material to shareholders of record, the Company has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock and request voting instructions and authority to execute the proxies. The Company will reimburse the banks and brokers for reasonable out-of-pocket expenses. Officers and other employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact.

Shares Owned by Directors and Executive Officers. As of March 31, 2006, directors, executive officers, and other key personnel beneficially owned 539,364 shares, of which 114,614 shares are entitled to vote. Those shares represent approximately 2.4% of the shares entitled to vote at the meeting.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Comments and questions directed to the Company's Board of Directors should be submitted to the Company's Corporate Secretary, Lynda Larrabee, at Cowlitz Bancorporation, PO Box 1518, Longview, Washington 98632. These comments will be communicated to the Board at its next regular meeting. No communications of this type were received as of the record date, March 31, 2006.

The Company does not have a formal policy regarding attendance of directors at the annual meeting of shareholders, but strongly encourages attendance by all directors. All directors attended the 2005 annual meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company with respect to each person known to the Company to own more than 5% of the outstanding Common Stock, directors and executive officers of the Company as identified herein and by all directors and executive officers as a group as of March 31, 2006. The total number of shares issued and outstanding as of March 31, 2006 was 4,772,251. Each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

Name & Position of Beneficial Owner	Total	Exercisable	Total
	Shares (1)	Options (2)	Percentage
Nominated Directors and Executive Officers
Ernie D. Ballou - VP & Director	79,451	78,000	1.66%
Richard J. Fitzpatrick - President, CEO & Director	162,240	130,000	3.40%
Brian Magnuson - Director	10,000	10,000	*
John S. Maring - Director	99,894	71,000	2.09%
John M. Petersen - Director	10,000	10,000	*
Phillip S. Rowley - Chairman	10,500	10,000	*
Linda M. Tubbs - Director	10,000	10,000	*
Gerald L. Brickey - VP & Chief Financial Officer	20,000	20,000	*
Donna P. Gardner - VP	79,140	31,500	1.66%
Lynda Larrabee - VP, Administrative Officer & Secretary	19,057	17,250	*
Sue Rodgers - VP Cowlitz Bank/Information Technology	9,582	7,000	*
Loree Vandenberg - VP & General Auditor (3)	30,000	30,000	*

All directors and executive officers as a group	539,864	404,750	11.3%

5% Shareholders
Benjamin Namatinia (4)	744,582	-	15.60%
David M.W. Harvey Hot Creek Capital, LLC (5)	248,200	-	5.20%

Former Director
Mark F. Andrews, Jr. - Director	136,415	72,500	2.86%

*Less than 1%
(1)	Includes options exercisable within 60 days of March 31, 2006.
(2)	Options exercisable within 60 days of March 31, 2006.
(3)	Ms. Vandenberg is no longer employed by the Company, effective February 23, 2006.
(4)	As reported on a Form 4 filed with the SEC on 6-21-05. Address: Columbia St., #201 Portland, OR 98660
(5)	As reported on a Schedule 13D filed with the SEC on 5-6-05. Address: 6900 S. McCarran Blvd,
Suite 3040, Reno, NV 98509

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and all persons who own more than ten percent of the outstanding shares of the Common Stock of the Company to file initial reports of beneficial ownership and all subsequent changes in beneficial ownership of the Common Stock and other equity securities of the Company with the Securities and Exchange Commission.

Based solely on review of copies of the forms provided to the Company and the representations by the executive officers and directors, the Company believes, to the best of its knowledge, that all Section 16(a) filing requirements were satisfied for the fiscal year ending December 31, 2005, except for a late Form 4 filing by former Chief Financial Officer Randy Blake.

AGENDA ITEM 1 - ELECTION OF DIRECTORS

The Company's Articles of Incorporation and Bylaws provide that directors are elected to serve approximately one-year terms of office. The Articles of Incorporation establish the number of directors between five and ten, with the exact number to be fixed from time to time by resolution of the Board of Directors. The number of directors is currently set at seven.

Seven directors have been nominated for election at the Meeting to serve until the 2007 annual meeting of shareholders and until the director's successor is elected and qualified.

Unless authority to vote is withheld on a proxy, properly executed proxies will be voted FOR the nominees identified below. Each of the nominees has consented to serve as a director. If any nominee becomes unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee named by the Board. We have no reason to believe any nominee will be unavailable. All nominees are currently Directors.

The Board of Directors has nominated:

Ernie D. Ballou
Richard J. Fitzpatrick
Brian E. Magnuson
John S. Maring
John M. Petersen
Phillip S. Rowley
Linda M. Tubbs

The Board of Directors unanimously recommends that our shareholders vote FOR the election of the seven nominated directors.

AGENDA ITEM 2 - AMENDMENT OF THE 2003 STOCK INCENTIVE PLAN

The Board of Directors believes that equity compensation is important and beneficial to the Company and its shareholders, as it enables us to attract and retain highly qualified personnel, and provides our personnel a sense of ownership and an incentive to increase shareholder value.

In accordance with the terms of our current 2003 Stock Incentive Plan, we have the authority to issue a total of 500,000 shares, of which only 4,000 remain available for grant as of March 31, 2006. The Board of Directors believes that the number of shares currently available under the plan is not adequate to satisfy our future compensation goals and objectives, and the Board of Directors, therefore, has approved an amendment to the 2003 Plan, subject to shareholder approval, to increase the number of shares available for grant under the 2003 Plan from 500,000 shares to 800,000 shares.

A summary of the terms and provisions of the 2003 Stock Incentive Plan is attached to this proxy as Appendix A.

New Plan Benefits

The actual future benefits to be awarded under the 2003 Plan are indeterminable because future grants are at the sole discretion of the Compensation Committee. Although not necessarily indicative of future grants under the 2003 Plan, the following table reflects the stock options granted for the fiscal year ended December 31, 2005. All options are granted at the fair market value of the underlying shares on the date of grant.

Number of
Name and Position	Shares

Richard J. Fitzpatrick, Chief Executive Officer, President, Director	35,000
Ernie Ballou, Vice President, Chief Credit Administrator, Director	21,000
Gerald L. Brickey, Vice President, Chief Financial Officer	20,000
Donna P. Gardner, Vice President	5,000
Lynda Larrabee, Vice President, Secretary (1)	-
Sue Rodgers, Vice President	1,300
Phillip S. Rowley Director (1)	-
John S. Maring Director (1)	-
Linda M. Tubbs, Director (3)	-
Brian Magnuson, Director (2)	10,000
John Peterson, Director (3)	-
All Current Executive Officers as a Group (6 people)	82,300
All Non-Executive Officer Directors as a Group (5 people)	10,000
All Currently Participating Non-Executive Officer Employees as a Group	34,500

(1)	No shares were awarded in 2005 because of the number of options held from prior awards.
(2)	These options were one-time grants awarded as inducements to employment or to join the board.
(3)	Awarded stock options in 2004 when they joined the board.

The Board of Directors unanimously recommends that our shareholders vote FOR the proposed amendment to the 2003 Stock Incentive Plan.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Ernie Ballou, 57, has served on the Board of Directors since May 2003. He has served as EVP & Chief Credit Administrator of Cowlitz Bank since January 2003 and has served on the Cowlitz Bank Board of Directors since February 2003. Mr. Ballou has over thirty years of lending experience, including twenty-five years with First Interstate Bank (now Wells Fargo Bank), most recently serving as Senior Vice President and Senior Credit Administrator for the Northwest Region. Prior to joining Cowlitz, from 1998, Mr. Ballou was self-employed, initiating credit training seminars and conducting independent credit reviews for banking institutions.

Richard J. Fitzpatrick, 56, has served as President/CEO of Cowlitz Bancorporation and Cowlitz Bank since March 2003. He has served on the Boards of Directors of Cowlitz Bancorporation and Cowlitz Bank since March 2003, as well. Prior to joining Cowlitz, Mr. Fitzpatrick spent nine years with Banknorth Group Inc., most recently as Regional President, responsible for operations in Vermont and New York. Other positions he held include Chief Banking Officer responsible for Banknorth Group Inc.'s seven banks, and President and Chief Executive Officer of Howard Bank, a subsidiary of Banknorth Group, Inc.

Brian Magnuson, 49, joined the Board of Directors in December 2005. Mr. Magnuson currently serves on the Audit Committee, Compensation Committee, and Corporate Governance Committee. He is President of Cascade Networks, specializing in high-speed wireless and fiber optic Internet. Mr. Magnuson is an active member and resident of the Longview, Washington community.

John S. Maring, 70, has served on the Board of Directors since July 2000, currently serving as Vice Chairman. Mr. Maring is Chairman of the Cowlitz Bank Board of Directors and Chairman of the Audit Committee. He also serves on the Compensation and Corporate Governance Committees. Mr. Maring is the Chairman of Queste, Inc. and Corporate General Partner for Endeavour LP. Mr. Maring recently retired from his position as President & CEO of Maring & Assoc., a real estate brokerage and development company, which he ran from 1971-2005. Mr. Maring is Chairman of Marshall-Christiansen Foundation on International Studies and Education. He was a founder of Kazak-American University in Ust-Kamegogorsk, Kazakstan, serving as director since 1996.

John M. Petersen, 55, was appointed to the Board of Directors of Cowlitz Bancorporation and Cowlitz Bank in September 2004. Mr. Petersen serves on the Audit Committee, the Compensation Committee, and the Corporate Governance Committee. Mr. Petersen is an active community leader in the Portland area, with a diverse background in corporate legal, finance, and credit management and marketing of local, regional, and national banking and financial services. He has served as Director and Manager of the L.J. Melody & Company, a commercial real estate investment-banking firm, since 2001. Prior to joining L.J. Melody, he held several senior positions at Bank of America and Security Pacific Bank.

Phillip S. Rowley, 59, was appointed to the Cowlitz Bancorporation and Cowlitz Bank Board of Directors in August 2003. Mr. Rowley has served as Chairman of the Cowlitz Bancorporation Board since March 2004. He serves as Chairman of the Corporate Governance Committee. Mr. Rowley also serves on the Compensation and Audit Committees. Mr. Rowley is currently the President and CEO of Treasury Management Services, Inc., providing consulting in asset/liability management, investment portfolio management, and corporate funding strategies, as well as board and executive management training in these associated areas of banking. He also serves on the faculties of several premier-banking schools. Mr. Rowley has held several positions for various banks during his 34-year banking career.

Linda M. Tubbs, 58, was appointed to the Cowlitz Bancorporation and Cowlitz Bank Board of Directors in September 2004. Ms. Tubbs serves as Chairwoman of the Compensation Committee. She also serves on the Audit Committee, the Compensation Committee, and the Corporate Governance Committee. Ms. Tubbs is active in the Vancouver, Washington community. She retired from Wells Fargo in 1998, where she was an Executive Vice President, managing commercial banking in Oregon, Washington, Idaho, and Utah. Ms. Tubbs is former chairwoman, and currently serves on the board of directors for Oregon Public Broadcasting.

INFORMATION REGARDING EXECUTIVE OFFICERS

The age, position, and experience of the Company's executive officers, other than directors Richard J. Fitzpatrick and Ernie D. Ballou, about whom information is provided above, are as follows:

Gerald L. Brickey, 53, joined the Company in December 2005. Prior to joining the company he held the position of Controller for Pope & Talbot, Inc., a New York Stock Exchange listed forest products company headquartered in Portland, Oregon. Mr. Brickey has twenty years of financial services industry experience. He currently holds the position of Vice President/Chief Financial Officer of the Company and Executive Vice President/Chief Financial Officer of Cowlitz Bank.

Donna P. Gardner, 57, joined the Company in 1981. With over thirty-nine years of banking experience, she holds the position of Vice President of the Company and Executive Vice President/Retail Banking and Operations of Cowlitz Bank.

Lynda Larrabee, 43, joined the Company in 1997. Ms. Larrabee has over fourteen years of banking experience. She currently holds the position of Vice President of Administration and Corporate Secretary of the Company, and is Vice President/Administration and Marketing for Cowlitz Bank.

Sue Rodgers, 47, joined the Company in 1981. Ms. Rodgers has supervised the Information Technology department since 1985. She currently holds the position of Vice President/Information Services of Cowlitz Bank.

CORPORATE GOVERNANCE

The Board of Directors conducts its business through regular meetings and through the Audit Committee, the Compensation Committee, and the Corporate Governance Committee. During 2005, the Board held twelve regular meetings and three special meetings. Except for Mr. Magnuson, who joined the board in December 2005, each director serving in 2005 attended at least 75% of the regular and special meetings, and of the meetings of committees on which they served.

The Board of Directors has reviewed each board member's relationship to the Company to determine board independence, and has determined that the following board members qualify as independent: Brian Magnuson, John S. Maring, John M. Petersen, Phillip S. Rowley, and Linda M. Tubbs.

The Audit Committee operates pursuant to a written charter, which was amended in March 2006. A copy of the Audit Committee Charter is included as Appendix B and is also available on our website, www.cowlitzbancorp.com. The primary responsibilities of the Audit Committee are to recommend the selection of the Company's independent auditors, review with the independent auditors the Company's financial statements to determine if the Company is applying the appropriate accounting policies, and consult with the independent auditors on the Company's internal accounting controls. Each member of the Audit Committee is an independent director as defined under Rule 4200(a)(15) of the NASDAQ listing standards. The Board believes that each of the current members of the committee has employment experience that provides them with appropriate financial sophistication to serve on the committee. In addition, the Board has reviewed the qualifications of the members of the committee and has determined that Phillip S. Rowley possesses the requisite financial knowledge and experience to qualify as an "audit committee financial expert." The Audit Committee of the Cowlitz Bancorporation met twice in 2005 and the Chairman met with the external auditor to review financial statements an additional four times.

The Compensation Committee operates pursuant to a written charter amended in February 2006. A copy of the Compensation Committee Charter is available on our website, www.cowlitzbancorp.com. The Compensation Committee reviews and approves compensation for Company executives, including salaries and bonus plans, equity incentive grants and other benefits. The committee also oversees the Company's Stock Incentive Plan and Employee Stock Purchase Plan. The Compensation Committee met five times in 2005.

The Corporate Governance Committee operates pursuant to a written charter amended in February 2006. A copy of the Corporate Governance Committee Charter is available on our website, www.cowlitzbancorp.com. The Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to become board members, determining the composition of the Board and its committees, developing and implementing effective corporate governance policies and procedures, developing and enforcing the Code of Business Conduct, monitoring a process to assess the effectiveness of the Board, its members, and its committees, and ensuring the Company is in compliance with NASDAQ listing standards. The Corporate Governance Committee met twice in 2005.

NOMINATION PROCEDURES

The Corporate Governance Committee, which has a charter and consists entirely of independent directors, performs the functions of a nominating committee. The Corporate Governance Committee Charter includes factors that the committee will consider in potential board candidates including business experience, other directorships, personal skills and expertise in technology, finance, marketing, financial reporting and areas unique to the Company.

A shareholder may recommend a candidate for consideration. Such recommendation will be reviewed and evaluated by the Corporate Governance Committee. The committee will use the same procedures and criteria for evaluating potential nominees recommended by shareholders as it does for potential nominees selected by the Company. Shareholder recommendations for Board candidates should be submitted to the Company's Corporate Secretary, Lynda Larrabee, at Cowlitz Bancorporation, 927 Commerce Avenue, Longview, Washington 98632. In 2005, the Company did not receive any recommendations for Board candidates from shareholders. In 2005, the Company did not hire any third party to recommend potential Board candidates. When there is a vacancy on the Board, or when the Corporate Governance Committee recommends expanding the Board, the committee generally consults with business associates, community leaders, legal counsel and other professionals to identify potential candidates.

In addition, the Company's Bylaws permit shareholders who are entitled to vote at the annual meeting to nominate individuals to stand for election provided notice of such nomination is received by the Company's Secretary at our principal executive offices in Longview at least 45 days before the first anniversary of the date on which the Company first mailed proxy materials for the prior year's annual meeting of shareholders. This year, there were no such nominations received. The nomination notice must state the name of the nominee, the number of shares held of record by the nominating shareholder and any other shares that are directly or indirectly beneficially owned by each nominee and all information regarding each nominee that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required in each case pursuant to Schedule 14A under the Securities Exchange Act of 1934. The notice must also be accompanied by a signed consent from each proposed nominee that such nominee consents to being named in and having information regarding such nominee included in any proxy materials or other communications to shareholders if the Company chooses to do so and agrees to serve as a director if elected.

In December 2005, Brian Magnuson joined the Board of Directors. President Fitzpatrick, who knows Mr. Magnuson through personal and community contacts, introduced Mr. Magnuson to the Board of Directors. Through subsequent interviews with the Corporate Governance Committee and other directors, it was determined that Mr. Magnuson's business experience, directorship experience, and other personal skills would be a compliment to the existing Board membership.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct Policy. The Policy requires all employees and directors to avoid conflicts of interest, comply with all laws and regulations, conduct business in an ethical manner, adhere to appropriate confidentiality standards, and act in the Company's best interest. A copy of the Policy is available on our website, www.cowlitzbancorp.com.

COMPENSATION COMMITTEE REPORT

The Company's executive compensation program is designed to attract, motivate and retain key executive officers and to focus the executives' efforts on the Company's primary goals and objectives intended to promote long-term business success and increased shareholder value. Individual compensation will vary based on each person's individual performance, overall value to the business, and contribution to and responsibility for implementing and advancing the Company's business strategies.

It is the Company's belief that an effective compensation program should create a strong link between an executive's total earnings opportunity and the Company's short term and long term performance based on the achievement of pre-determined financial targets and operational goals and objectives, and provide executives with competitive compensation that maintains a balance between fixed and variable compensation components while permitting flexibility in designing individual compensation to attain specific Company goals and objectives.

The compensation package for our executive officers is comprised of four main components: Base Salary, Bonus, Equity Compensation and Retirement Benefits.

Base Salary. Base salaries are intended to be competitive relative to similar positions at companies of comparable size in our business, permitting the Company to pay base salaries to help attract and retain high quality employees. The committee has the discretion to adjust salaries based on skill level of the executive.

Bonus. The Company has adopted a bonus plan that provides a variable cash payment opportunity based on individual and Company performance. For 2005, the performance criteria included targets for earnings and return on assets, loan production, satisfactory regulatory compliance, improvements in product offerings, and overall process improvements. The bonus plan compensates executives for obtaining short-term goals and objectives designed to promote long-term growth and shareholder value.

Equity Compensation. A long-term incentive plan is generally made available to management in the form of stock options and restricted stock grants, which provides an additional incentive to participate in the long-term success of the Company, retain executive officers and align the interests of shareholders and management.

Retirement Benefits. Retirement benefits have become an important element of a competitive compensation program for attracting senior executives. The Company's executive compensation program includes matching contributions for 401(k) plan, and discretionary profit sharing as an additional non-matching component of the 401(k) plan. The President/CEO also has a Supplemental Retirement Plan.

The Compensation Committee is responsible for administering the Company's executive compensation program. In conjunction with management and the Board of Directors, the Compensation Committee develops compensation plans for the Company. Relying on these plans, the Compensation Committee determines the compensation of the CEO and Chief Credit Administrator. The CEO presents to the Committee his assessment of other executives, their accomplishments, and individual and corporate performance relative to these approved plans and recommends compensation packages for these other executives to the Compensation Committee for review and approval. The Compensation Committee is also responsible for reviewing and recommending for board approval the annual compensation for board members.

The Compensation Committee relies on various industry compensation surveys, including the Northwest Financial Industry Salary Survey and public information, provided by the Company's human resource department, to establish the compensation levels of executive officers employed by financial institutions in the Pacific Northwest that are similar in size and performance. Using the information provided by this research, along with other factors such as meeting organizational goals, implementation of business strategies, specific and overall performance, and increasing shareholder value, the Compensation Committee considers the appropriate combination and amount of salary, bonus, and equity based compensation to accomplish the Company's compensation goals and objectives.

Annually, the Compensation Committee reviews the current compensation package of the CEO in the context of the past year's performance and determines the appropriate bonus based on that year's established performance criteria under the approved bonus plan and considers new criteria for the coming year. This review entails a review of the entire compensation package, including perquisites, health, medical and life benefits, retirement benefits, valuation of equity compensation and the cost of each to the Company.

In 2005, the Company increased its after-tax income, exceeded the target for after tax return on assets, reduced its non-performing assets portfolio and experienced significant growth in its loan portfolio, well beyond the target level. Over the last couple of years, the Company also has made consistent improvement in its overall regulatory compliance. In December 2005 the committee voted to increase the base salary of the CEO by 4%, and he was awarded a bonus of $119,700. As future incentive, he was granted options to purchase 35,000 shares of Company stock at $14.40 per share. In accordance with its terms, the Company accrued $55,200 of supplemental retirement benefits for Mr. Fitzpatrick.

Submitted by the Compensation Committee: Linda M. Tubbs, Chairwoman John S. Maring, John M. Petersen, and Phillip S. Rowley

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the annual compensation earned during 2005, 2004, and 2003, by the Company's CEO and each of the Company's other executive officers earning in excess of $100,000 in salary, bonus, and other compensation during the last fiscal year (the "Named Executive Officers"). Richard Fitzpatrick, Ernie Ballou, and Loree Vandenberg joined the Company in 2003. Ms. Vandenberg terminated employment with the Company effective February 23, 2006.

						Stock
				Other Annual	All Other	Option
Name and Position	Year	Salary	Bonus	Compensation (1)	Compensation (2)	Grants (3)

Richard J. Fitzpatrick	2005	$249,375	$119,700	$17,245	-	35,000
President & CEO	2004	$248,089	$129,700	$16,978	-	25,000
	2003	$197,916	$104,500	$11,288	$61,796	100,000

Ernie Ballou	2005	$175,560	$63,201	$16,990	-	21,000
Vice President	2004	$167,742	$60,480	$19,603	-	15,000
	2003	$155,898	$52,800	$16,068	$11,085	60,000

Donna P. Gardner	2005	$97,039	$29,967	$4,905	-	5,000
Vice President	2004	$96,790	$16,715	$4,709	-	-
	2003	$85,000	$14,025	$6,000	-	30,000

Loree Vandenberg	2005	$112,088	$25,176	$5,059	$5,022	5,000
VP & General Auditor	2004	$105,000	$18,900	$4,070	$15,954	5,000
	2003	$46,240	$8,662	-	-	20,000

(1)	Includes auto expense and Company contribution to 401(K) Plan.
(2)	Includes moving expenses for Mr. Fitzpatrick, Mr. Ballou, and Ms. Vandenberg
(3)	Options reported for 2004 were granted on January 3, 2005 for services performed in 2004.

Stock Options. The following table sets forth information concerning the award of stock options to the Named Executive Officers in 2005. This does not include options granted on January 3, 2005, for services performed in 2004. Options were 100% vested at grant.

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of
	Securities	Options/SARs	Exercise		Stock Price
	Underlying	Granted to	or Base		Appreciation for
	Options/SARs	Employees	Price	Expiration	Option Term *
Name	Granted (#)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Richard J. Fitzpatrick	35,000	24.7%	$14.40	12-31-2015	$317,100	$803,250

Ernie Ballou	21,000	14.8%	$14.40	12-31-2015	$190,260	$481,950

Donna Gardner	5,000	3.5%	$14.40	12-31-2015	$45,300	$114,750

Loree Vandenberg	5,000	3.5%	$14.40	12-31-2015	$45,300	$114,750

*	These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission (the "SEC") and do not represent the Company's expectation or projections as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

The table below provides information on exercises of options during 2005 by the Named Executive Officers and information with respect to unexercised options held by the Named Executive Officers at December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Number of Securities
			Underlying Unexercised	Value of Unexercised in-
	Shares		Options/SARs at Fiscal	the-Money Options/SARs at
	Acquired on	Value	Year-End (#)	Fiscal Year-End ($)
Name	Exercise (#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Richard J. Fitzpatrick	-	-	120,000/40,000	$423,250/$224,000
Ernie Ballou	-	-	72,000/24,000	$254,130/$134,520
Donna P. Gardner	-	-	31,500/12,000	$126,220/$44,040
Loree Vandenberg			22,000/8,000	$86,870/$46,280

Employment Agreements. Richard J. Fitzpatrick entered into an employment agreement with the Company on February 21, 2003, which has a five-year term, with the agreement that on the third anniversary and each anniversary thereafter the term shall be extended for an additional one year period unless either party delivers written notice of its intent not to extend the term. No such notice was delivered by February 21, 2006, thus the contract is currently extended to February 21, 2009. The term will end no later than the anniversary following Mr. Fitzpatrick's sixty-fifth birthday. Under the employment agreement, Mr. Fitzpatrick's initial base salary was $237,500 per year, subject to annual review and appropriate upward adjustments. Under the agreement, Mr. Fitzpatrick is entitled to receive a bonus of at least 30% of salary and additional stock options, provided specific performance goals are met.

If Mr. Fitzpatrick's employment is terminated without cause by the Company, or if he terminates for good reason, he will receive his monthly base salary for the balance of the term, become fully vested in all retirement benefits and stock, and receive all benefits for the balance of the then existing term. If employment is terminated within two years of a change in control, Mr. Fitzpatrick is entitled to receive a lump sum amount equal to three times the sum of his highest annual base salary and highest annual bonus plus the value of payments the Company would have made under certain benefit plans. The lump sum payment is payable within 60 days of termination, not to exceed Internal Revenue Code 280G limits. The agreement contains a covenant not to compete during the employment period and for a period following termination equal to the number of months for which Mr. Fitzpatrick is entitled to severance payment of employment or twelve months, whichever is greater.

Ernie Ballou entered into an employment agreement with the Company on January 13, 2003. Mr. Ballou's initial base salary was $160,000 per year, subject to annual review and appropriate upward adjustments. Mr. Ballou is entitled to receive up to 25% of his base salary as annual bonus and additional stock options, provided specific performance goals are met.

Mr. Ballou's agreement provides one-year base salary if the Company terminates Mr. Ballou without cause, or if he terminates for good reason, after the first year anniversary of the contract. If employment is terminated within two years of a change in control, Mr. Ballou is entitled to receive 24- months of base salary, two times the amount of his highest bonus paid in the two years preceding termination, and continuing insurance benefits for the shorter of 24 months or the full COBRA period. The lump sum payment is payable within 60 days of termination. The agreement contains a covenant not to compete during the employment period and for a six-month period following termination.

Gerald L. Brickey entered into an employment agreement with the Company on December 28, 2005. Mr. Brickey's initial base salary was $160,000 per year. Mr. Brickey is entitled to receive up to 25% if he achieves certain management objectives established on an annual basis. Mr. Brickey's agreement provides six months of Base Salary if the Company terminates him without cause or good reason. If employment is terminated within two years of a change in control, Mr. Brickey is entitled to receive eighteen months of base salary and highest bonus paid in the two years preceding termination. The agreement contains a covenant regarding non-solicitation and non-raiding of employees.

Donna Gardner negotiated an executive severance agreement with the Company on October 20, 1994, which provides that upon involuntary termination within three years after a change of control, Ms. Gardner shall be entitled to receive 12 months base salary.

DIRECTORS' COMPENSATION

In 2005, the non-employee Directors were paid the following for meetings attended:

	Personal Attendance	Call-In Attendance
Cowlitz Bank Board of Directors:	$500.00
Cowlitz Bancorporation Board of Directors:	$500.00
Special Board of Directors:	$600.00	$300.00

Audit Committee:
Chair	$500.00
Members	$300.00	$200.00

Compensation & Corporate Governance Committees
Chair	$300.00
Members	$200.00	$100.00

All non-employee Directors serve on both the Company and Cowlitz Bank Boards of Directors.

Stock Options. Brian Magnuson received 10,000 options upon joining the Board of Directors in December 2005. The options were 100% vested upon award, and were awarded as an incentive to attract qualified directors, as well as to encourage company performance. All vested options are reflected in the table on page 2.

STOCK PERFORMANCE GRAPH

The following chart compares the annual percentage change in the cumulative total return of Cowlitz Bancorporation common stock during the period commencing December 31, 2000 and through the fiscal years ended December 31, 2005, with the total return index for the Nasdaq Stock Market (US

Companies) and the total return index for Nasdaq Bank stocks. This comparison assumes $100.00 was invested on December 31, 2000, in Cowlitz common stock and in the comparison indices, and assumes reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends. Price information for the chart was obtained using the Nasdaq closing price as of that date.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

AMONG COWLITZ BANCORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX

DOLLARS
350
300
250
200
150
100
50
0
12/00
12/01
12/02
12/03
12/04
12/05
COWLITZ BANCORPORATION
NASDAQ STOCK MARKET (U.S.)
NASDAQ BANK

12

RELATED PARTY TRANSACTIONS

From time to time, the Company has outstanding banking relationships with executive officers, directors, their spouses, associates, and related organizations. All such loans are made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral required, as comparable transactions with unaffiliated parties. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

AUDIT COMMITTEE REPORT

The Audit Committee of Cowlitz Bancorporation has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2005. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence. The Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Submitted by the Audit Committee: John S. Maring, Chairman John M. Petersen, Phillip S. Rowley, and Linda M. Tubbs

AUDITORS

Moss Adams LLP serves as the Company's independent public accountant. Representatives of Moss Adams LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by Moss Adams LLP for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2005 and the review of the consolidated financial statements included in the Company's filings on Form 10-Q for fiscal 2005 were $180,661 and for fiscal 2004 were $111,127.

Audit-Related Fees. In 2005, audit-related fees were $60,272. In 2004, the audit-related fees were $10,373. Audit-related fees in 2005 include services associated with SEC registration statements and audits of employee benefit plans.

Financial Information Systems Design and Implementation Fees. There were no fees billed by Moss Adams LLP to the Corporation for financial information systems design and implementation fees for the fiscal year ended December 31, 2005.

Tax Fees. Tax fees for the year 2005 were $16,690 and $14,144 for the year 2004, relating to filing of federal and local tax returns.

All Other Fees. There were no fees billed to the Company for other services rendered by Moss Adams LLP for the fiscal year ended December 31, 2005.

Pre-Approval Policies. The services performed by Moss Adams LLP in 2005 were pre-approved by the Audit Committee, prior to commencement of service, in accordance with the committee's pre-approval policy and procedures. Moss Adams LLP may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002.

Independence. The Audit Committee has determined that the provision of services rendered above is compatible with maintaining Moss Adams LLP's independence.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

The Company must receive a shareholder proposal on or before December 21, 2006 to consider it for inclusion in the Company's proxy statement and form of proxy relating to the Company's Annual Meeting of Shareholders in 2007. If a proposal is submitted by March 6, 2007, the proposal may be presented at the annual meeting, but may not be included in the proxy. A proposal submitted after March 6, 2007, will be considered untimely. The Company's address for submitting proposals is P.O. Box 1518, Longview, Washington 98632.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

The Company's 2005 Annual Report to Shareholders, including financial statements prepared in conformity with generally accepted accounting principles, is being mailed to shareholders with these proxy materials. Any shareholder that has not received a copy of such Annual Report may obtain a copy by writing the Company or requesting a copy at www.cowlitzbancorp.com.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than matters described in this Proxy Statement. If any other business should properly be presented for consideration at the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interest of Cowlitz Bancorporation.

APPENDIX A - SUMMARY OF 2003 STOCK INCENTIVE PLAN

Types of Awards

Under the 2003 Stock Incentive Plan, as amended, (the "2003 Plan"), the Company may award non-qualified stock options and restricted stock grants.

Plan Administration

The Compensation Committee is responsible for the oversight and administration of the 2003 Plan.

Shares Subject to the Plan

Currently, there are 500,000 shares authorized for issuance under the 2003 Plan. Stock options issued but not exercised, because of termination or expiration of the award, are returned to the 2003 Plan and may be used by the Company for additional grants. Upon repurchase of all unvested shares of restricted stock also are returned to the 2003 Plan for future issuance.

Eligibility

Stock options and restricted stock grants may be awarded to directors, employees and consultants of the Company and its subsidiaries, as well as to persons to whom offers of employment have been made. The Compensation Committee has the discretion to select the individuals to whom options and restricted stock may be awarded, the time or times at which such awards are made, and the number of shares subject to each award.

Purchase Price

The Compensation Committee may determine the exercise price for each stock option; however, the exercise price may not be less than 100% of the fair market value of the common stock on the date such option is granted. The Committee has the discretion to determine whether a restricted stock grantee must make a payment to the Company for all or some portion of the fair market value of the shares of common stock covered by the award. The fair market value for a share of Common Stock underlying each award is the closing price per share on the NASDAQ Stock Market on the date the award is granted.

Vesting of Award

The Compensation Committee has the discretion to determine when and on what terms stock options become exercisable; and in the case of restricted stock grants, determine whether grants are subject to a performance-based vesting schedule, time-based vesting schedule or combination of both.

Form of Consideration

The 2003 Plan permits payment of the exercise price of a stock option to be made by cash, check, or delivery of other shares of Common Stock of the Company that have been owned for six months or more as of the exercise date. In addition to the exercise price, the recipient of an award is responsible for payment of any federal, state, and local income tax withholding, which may be paid to the Company by the recipient in the form of cash or Company stock.

Term of Awards

Each award must be represented by a written agreement. The Compensation Committee may determine the term of all awards, which may not be more than ten years after the date of grant. No stock option may be exercised after the expiration of its term.

Termination of Employment

If an optionee's employment terminates for any reason other than death or disability, then all stock options that such person could have exercised at the date of termination must be exercised within three months after the termination date or such stock option shall expire.

Death or Disability

If an optionee's employment, services as a director, or consulting relationship terminates as a result of his or her death or total disability, then all stock options such person could have exercised on the date of death or termination of services with the Company must be exercised no later than the earlier of the end of the term of the option or 12 months after the date of death or termination of services.

Transferability of Stock Options

Nonqualified Stock Options may be transferred by gift to the optionee's spouse, children, or a trust for the exclusive benefit of any combination of the optionee, the optionee's spouse and the optionee's children but only to the extent permitted by the Committee as expressly stated in the Option Agreement evidencing such Nonqualified Stock Option. Unless otherwise determined by the Committee, stock options awarded under the 2003 Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

Other Provisions

In the sole discretion of the Compensation Committee, an award agreement may contain other terms, provisions, and conditions not inconsistent with the 2003 Plan.

Restricted Stock Grants

Restricted stock grants may be made alone, in addition to, or together with other awards under the 2003 Plan. Unless the Compensation Committee determines otherwise, each Restricted Stock Agreement will provide that any non-vested stock is forfeited to or repurchased by the Company for a nominal amount paid upon the recipient's termination of employment for any reason. The Compensation Committee has the discretion to determine the vesting requirements for each award, which may be based on performance criteria, over time, or any combination thereof. Shares covered by a restricted stock grant may not be transferred by the grantee prior to vesting.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

In the event that the Company's stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2003 Plan, the number and class of shares of stock subject to any outstanding stock option under the 2003 Plan, and the exercise price for shares subject to any such outstanding stock option. In the event of a liquidation or dissolution, any unexercised awards will terminate. In the event of a change of control, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award.

Amendment and Termination of the Stock Plan

The Board may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 2003 Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any award previously granted under the 2003 Plan without the written consent of the grantee. The 2003 Plan shall remain in effect for 10 years unless terminated by action of the Board or operation of law.

Federal Income Tax Consequences

The federal income tax consequences to the Company and recipients of stock options and restricted stock grants under the 2003 Plan are complex and subject to change. The following discussion is a summary of the general rules applicable to the 2003 Plan. Recipients of awards should consult their own tax advisors because a taxpayer's particular situation may be such that some variation of the rules described below will apply.

Stock Options

An optionee generally will not recognize any taxable income at the time he or she is awarded a non-qualified stock option. Upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other withholding taxes.

Upon the exercise of a nonqualified stock option, the Company will be entitled to a tax deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code. Under newly adopted FAS123r (accounting rules), the Company also must recognize compensation expense associated with all of the outstanding stock options in an amount determined in accordance with the provision of FAS123r.

Restricted Stock Grants

Generally, the recipient of a restricted stock grant will not recognize income at the time that a restricted stock grant is awarded. Instead, as the shares vest under the terms of restricted stock agreement (over time or upon the achievement of performance-based vesting criteria) the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares when they vest over any amount paid by the recipient in exchange for the shares. Grantees may make an election under Section 83(b) of the Internal Revenue Code to recognize the applicable income on the shares at the time of the award.

In the year that the recipient of a restricted stock grant award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a tax deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code. The Company also must recognize an annual compensation expense in an amount determined in accordance with the provision of FAS123r.

Amendment of the Plan

The Board of Directors may modify or amend that 2003 Plan without shareholder approval except for any amendment that (a) increase the number of authorized shares under the plan (b) expands the group of eligible persons under the plan or (c) is otherwise required by law or the NASDAQ listing requirements.

APPENDIX B - AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is a committee of the Board of Directors organized for the primary purpose of assisting the Board in fulfilling its oversight responsibilities relating to (a) the preparation and integrity of the Company financial statements; (b) the engagement of independent auditors and the evaluation of their performance, qualifications and independence; (c) the implementation and evaluation of the Company internal controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or the Board.

The Audit Committee serves as a conduit to promote open communication between the external auditors, the internal auditors, management and the Board of Directors. The Audit Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, sound corporate governance, and ethical behavior.

Committee Membership

The Board of Directors, based upon recommendation by the Corporate Governance Committee, will appoint Committee members and a Chair annually, such appointments to occur after the annual Board of Directors' meeting. If the Board does not appoint a Chair of the Audit Committee, then the Audit Committee members may elect one member to serve as the Chair. The Chair will serve as the primary contact person for communications between the Audit Committee and management, the Audit Committee and the General Auditor, and the Board and the external auditors, outside of regular Audit Committee meetings.

Each committee member, as determined in the business judgment of the Board, will be (a) "independent", as that term is defined by the applicable securities regulations and listing standards; and (b) be financially literate and have the ability to read and understand the Company's basic financial statements. It is the goal of the Company that at least one member, as determined in the business judgment of the Board, will have adequate accounting or related financial expertise and sophistication to understand generally accepted accounting principles and assess the application of such accounting principles in the preparation of the Company financial statements to the degree necessary to satisfy the criteria for being considered an "audit committee financial expert."

If an Audit Committee member serves on the audit committee of more than three public companies, the Board will be required to determine that such simultaneous service will not adversely affect such member's ability to effectively serve on the Company Audit Committee.

Meetings

The Audit Committee may meet as often as it deems necessary and appropriate to fulfill its purpose and responsibilities, but no less regular than necessary to review the financial results of the Company for any period for which financial statements or information are prepared and disseminated to the shareholders. Meetings may be called by the Chair of the Audit Committee or the Chair of the Board and will be conducted in accordance with the Company bylaws. The Audit Committee may take action by written consent of all its members.

As part of its regular meetings, the Audit Committee will meet in executive session and jointly and separately with management and the Company's internal and/or external auditors. Reports of meetings and actions taken at meetings or by consent action shall be reported to the Board by the Audit Committee Chair at the next regularly scheduled Board meeting and shall include any recommendations of the Audit Committee for consideration by the Board. The Audit Committee Chair shall be available to answer questions of other directors and discuss actions taken or matters considered by the Audit Committee. Minutes from the Audit Committee meeting will be presented to the full Board of Directors.

Committee Authority and Responsibilities

In carrying out its duties and responsibilities, the Audit Committee should design its policies and procedures to be flexible, in order to best react to changing conditions and circumstances and ensure the Company accounting, financial reporting, internal controls, and auditing practices are appropriately tailored to address the Company's specific financial and business risks.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

1.	The Audit Committee is responsible for the supervision of the independent audit function. Management may consult with the independent auditors whenever necessary.

2.	The Audit Committee will review Audit Policy, as necessary, at least annually.

3.	Audit Committee will have the direct authority to select, hire, and fire the external auditor, or outsourced internal auditors and a General Auditor, if any, to approve all fees and other terms of the audit engagement and to pre-approve any non-audit relationships and engagements of independent auditors.

4.	The Audit Committee will annually review and evaluate the performance of the external auditors and their independence from management and the Company. The Audit Committee also will be responsible for assuring the regular rotation of the audit partner as may be required by the securities regulations or listing standards.

5.	The Audit Committee shall discuss with the external auditors the overall scope and plans for audits, including the adequacy of staffing and compensation; the results of their audit, including material issues regarding accounting and auditing principles and practices; and any significant audit problems or disagreements with management regarding proposed accounting adjustments or financial reporting recommendations and any other matters required to be discussed by Statement on Auditing Standards No. 61 relating to conducting the Company audit.

6.	The Audit Committee will be responsible for resolving disagreements between management and the independent auditors regarding accounting and financial reporting matters for purposes of preparing and issuing audited financial statements.

7.	The Audit Committee shall discuss with any internal auditors, the overall scope and plans for their audits, including the adequacy of staffing and compensation; the results of their audits, including major issues regarding accounting and auditing principles and practices; compliance with laws and regulations; the adequacy of the Company's internal controls; and compliance with the Company's policies, procedures and programs.

8.	The Audit Committee shall discuss with the external auditors the adequacy and effectiveness of the internal accounting and financial controls, including the Company's system to monitor and manage business risk.

9.	The Audit Committee shall meet periodically with management to review risk assessment, risk management guidelines and policies, the Company's financial risk exposure and the Company's system to monitor and control such exposure. Management, however, will remain ultimately responsible for risk management.

10.	The Audit Committee may meet separately with the external and internal auditors, without management present, as necessary, and will provide sufficient opportunity for any internal auditors and the independent auditors to meet privately with the Audit Committee Chair.

11.	The Audit Committee or a representative of the committee shall meet with management and the independent auditors to discuss the annual and quarterly financial statements, including

Management's Discussion and Analysis of Financial Condition and Results of Operations, and any other Exchange Act filings the Audit Committee and internal auditors deem necessary to determine that the independent auditors are satisfied with the disclosures and content of the financial statements to be presented to the shareholders.

12.	The Audit Committee shall review and discuss the types of information to be disclosed and the presentation of such information with regard to earnings press releases and financial information and earnings guidance given to analysts and rating agencies.

13.	The Audit Committee shall review with the CEO and CFO the Company internal controls, which include disclosure controls and procedures and internal controls over financial reporting and will periodically, but not less than quarterly, discuss with management its conclusions about the efficacy of the Company disclosure controls and procedures, and, not less than annually, discuss management's conclusions about the efficacy of Company internal controls over financial reporting, including any material deficiencies in such controls and procedures and the appropriate action to correct any such deficiencies.

14.	The Audit Committee will meet on a quarterly basis with the Chair of the Disclosure Committee and management to discuss (a) any significant deficiencies in the design and operation of the Company disclosure controls and procedures that could adversely affect the Company's ability to record, process, summarize and report financial data, and any material weakness in internal controls over financial reporting; and (b) any fraud, regardless of whether it is material, that involves management or Company personnel who have a significant role in the Company's internal controls.

15.	The Audit Committee shall review with management and the independent auditors any changes in accounting principles and other significant financial reporting issues, including the use of "pro-forma" or "adjusted" non-GAAP information.

16.	At least annually, the Audit Committee shall review and evaluate its performance to improve its effectiveness and responsiveness to the Board and management, and reassess the adequacy of its Charter and recommend proposed changes to the Board for its approval.

17.	The Audit Committee shall establish and maintain procedures for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and (b) the confidential, anonymous complaints or allegations by employees of concerns regarding questionable accounting, internal controls or auditing matters.

18.	The Audit Committee shall serve as the Qualified Legal Compliance Committee to receive, evaluate and appropriately address all reports of potential wrongdoing received from legal counsel pursuant to the Sarbanes-Oxley Act of 2002 and Rule 205 of the Securities Exchange Commission.

19.	The Audit Committee may meet periodically with the Company's external counsel and other appropriate Company personnel to review material legal affairs of the Company and any material reports or inquiries received from regulatory or governmental agencies.

20.	The Audit Committee will discuss with management and the external auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements and accounting policies; or compliance with other rules, regulations or laws.

21.	The Audit Committee shall have the authority, to the extent it deems necessary, to retain independent legal, accounting or other advisors without need for Board approval, and the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to such advisors retained by the Audit Committee.

22.	The Audit Committee will have access to all Company personnel and records it deems necessary to fulfill its duties and responsibilities under this Charter.

23.	The Audit Committee shall review and approve all related party transactions that must be disclosed pursuant to Item 404 of Regulation S-K of the SEC rules and regulations.

24.	The Audit Committee has the authority to designate subcommittees, as it deems necessary and appropriate, consisting of at least one member of the Audit Committee to address specific issues on behalf of the Audit Committee.

25.	The Audit Committee may appoint a Secretary, who need not be member of the Audit Committee, to keep minutes of all Audit Committee meetings and such other records the Audit Committee deems necessary and appropriate.

26.	The Audit Committee shall prepare a report for inclusion in the Company's annual proxy statement in accordance with the applicable securities regulation and listing requirements.

Limitations

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process and system of internal controls on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and maintaining an adequate control environment, and the external auditors are responsible for auditing those financial statements and attesting to the adequacy of the internal controls of financial reporting.

Signature__________________________________________Signature_______________________________________________Date______________________, 2006
NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please five full title as such.

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FOLD AND DETACH HERE

     The Annual Meeting of Shareholders will be held at 10:00 a.m. Pacific time on Friday, May 26, 2006 at the Monticello Hotel Ballroom, 1405 17th Avenue, Longview, Washington.

YOUR VOTE IS IMPORTANT!

Mark, sign and date your proxy card and return it
promptly in the enclosed envelope.

PLEASE VOTE

Cowlitz Bancorporation

Proxy for Annual Meeting of Shareholders to be Held on May 26, 2006

     The undersigned hereby names, constitutes and appoints Richard J. Fitzpatrick and Phillip S. Rowley, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Cowlitz Bancorporation to be held at 10:00 a.m. on Friday, May 26, 2006, and at any adjournments or postponements thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 31, 2006, with all the powers that the undersigned would possess if he or she were personally present.

(continued and to be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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FOLD AND DETACH HERE

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